Exhibit 99.1

** NEWS RELEASE **

HOT TOPIC, INC. REPORTS APRIL COMP STORE SALES DOWN 2.5%

Narrows range of guidance for the 1st quarter

CITY of INDUSTRY, CA, May 7, 2008 — Hot Topic, Inc. (Nasdaq Global Select Market: HOTT) today announced the sales results for its fiscal month of April, the combined March/April “Spring Break” period, and its first fiscal quarter (four weeks, nine weeks and thirteen weeks, respectively) ended May 3, 2008. A summary of the sales results by division (including internet) is as follows:

	Net Sales		Comparable Store Sales % Change
	$ Millions	% Change To Last Year	This Year	Last Year
APRIL:
Hot Topic	$33.2	-2.9%	-3.2%	-10.4%
Torrid	$11.6	16.5%	-0.1%	-4.0%
Total Co.	$44.8	1.4%	-2.5%	-9.1%

SPRING BREAK:
Hot Topic	$82.3	-2.3%	-2.9%	-4.2%
Torrid	$26.3	13.1%	-3.8%	7.0%
Total Co.	$108.6	1.0%	-3.1%	-2.1%

FIRST QUARTER:
Hot Topic	$121.0	-2.5%	-3.0%	-4.4%
Torrid	$38.0	14.6%	-2.0%	7.3%
Total Co.	$159.0	1.1%	-2.8%	-2.3%

The company narrowed its first fiscal quarter guidance to a net loss of approximately $0.03 to $0.04 per share. Previously the company’s guidance was a net loss in the range of $0.03 to $0.06 per share.

For more detailed information relating to the above matters, please call 626-709-1209 to listen to a recorded commentary. Additionally, a conference call to discuss first quarter results, business trends, guidance and other matters is scheduled for May 21, 2008 at 4:30 PM (ET). The live conference call number is 888-679-8038, pass code “Hot Topic”, and will be accessible to all interested parties. In addition, the conference call will also be webcast on the company’s Investor Relations website located at http://investorrelations.hottopic.com. Participants who would like to pre-register for the conference call may do so by accessing the company’s Event Calendar on the Investor Relations website and using the pass code 57257191. A replay of the conference call will be available at 888-286-8010, pass code 70112586, for approximately two weeks. In addition, a webcast replay of the conference call will be available on the company’s Investor Relations website.

Hot Topic, Inc. is a shopping mall-based specialty retailer. Hot Topic offers music/pop culture licensed and influenced apparel, accessories, music and gift items to young men and women principally between the ages of 12 and 22. Torrid, the company’s second concept, provides plus-size fashion-forward apparel, lingerie, shoes and accessories that target young women principally between the ages of 15 and 29. As of May 3, 2008 the company operated 686 Hot Topic stores in all 50 states and Puerto Rico, 154 Torrid stores, and internet stores www.hottopic.com and www.torrid.com.

In addition to historical information, this news release and the aforementioned prerecorded commentary contain forward-looking statements, which may include statements relating to financial results, guidance, store operations, closures, remodels and relocations, projections and other financial performance. These statements involve risks and uncertainties, including risks and uncertainties associated with meeting expected financial results, relationships with mall developers and operators, the risk that available cash or mall space will not be adequate for planned expansion, fluctuations in sales and comparable store sales results, risks and uncertainties with respect to new store openings, new concepts, music and fashion trends, competition from other retailers, uncertainties generally associated with specialty retailing, the effect of economic conditions, the effect of severe weather or natural disasters, political and/or social changes or events that could negatively impact shopping patterns and/or mall traffic, litigation proceedings and contingent liabilities, as well as other risks detailed in the company’s SEC reports including its Quarterly Reports on Form 10-Q and its Annual Report on Form 10-K for the year ended February 2, 2008. Historical results achieved are not necessarily indicative of the future prospects of the company, and actual results or circumstances could differ materially from the forward-looking statements.

Contact:

Hot Topic, Inc., City of Industry, CA

Jim McGinty, CFO 626-839-4681 x2675

Megan Hall, Investor Relations 626-839-4681 x2173